MV Portfolios, INC. 8-K

Exhibit 10.2

RIGHT TO SHARES AGREEMENT

This Right to Shares Agreement, dated and effective as of November ___, 2016 (this “Agreement”) constitutes an agreement between MV Portfolios, Inc., a Nevada corporation (the “Company”) and __________________ (the “Holder”).

WHEREAS, on November ___, 2016, the Company entered a Securities Purchase Agreement with ___________________ for the sale of Common Stock and Warrants (the “Purchase Agreement”).

WHEREAS, the Holder is acquiring Common Stock and Warrants pursuant to the Purchase Agreement and is entitled to receive _______________ Shares, but has agreed to initially accept the lesser amount of ____________ Shares and defer receipt of ______________ Shares.

WHEREAS, in lieu of presently issuing all of the Shares, the Company and the Holder have agreed to enter into this Agreement whereby the Company will presently issue ______________ Shares and subject to the terms and conditions set forth herein, from time to time, the Company shall be obligated to issue and the Holder shall have the right to the issuance of up to ______________ Shares, subject to adjustment hereunder (the “Reserved Shares” and such right of the Holder, the “Right”).

NOW, THEREFORE, in consideration of the mutual covenants contained herein, and intending to be legally bound, the parties hereto agree as follows:

Section 1.          Definitions. Capitalized terms used and not otherwise defined herein shall have the meanings set forth in the Purchase Agreement.

Section 2.          Issuance, Delivery and Limitations.

Section 2.1        Issuance of Right in Lieu of Share Issuance. In lieu of issuing the Reserved Shares to the Holder on the Closing Date pursuant to the Purchase Agreement, the Company hereby grants the Right to the Holder. The Company and the Holder hereby agree that no additional consideration is payable in connection with the issuance of the Reserved Shares.

Section 2.2        Right of Issuance of Shares. Subject to the terms hereof, the exercise of the Right may be made, in whole or in part, at any time or times on or after the date hereof by delivery to the Company (or such other office or agency of the Company as it may designate by notice in writing to the registered Holder at the address of the Holder appearing on the books of the Company) of a duly executed facsimile copy of the Notice of Issuance Form annexed hereto as Exhibit A. Partial exercises of the Right resulting in issuances of a portion of the total number of Reserved Shares available hereunder shall have the effect of lowering the outstanding number of Reserved Shares purchasable hereunder in an amount equal to the applicable number of Reserved Shares issued. The Holder and the Company shall maintain records showing the number of Reserved Shares issued and the date of such issuances. The Company shall deliver any objection to any Notice of Issuance Form within one (1) Business Day of receipt of such notice. The Holder acknowledges and agrees that, by reason of the provisions of this paragraph, following the issuance of a portion of the Reserved Shares hereunder, the number of Reserved Shares available for issuance hereunder at any given time may be less than the amount stated in Section 2.1 hereof.

Section 2.3        Delivery of Certificates. Certificates for the Reserved Shares issued hereunder shall be transmitted by the Transfer Agent to the Holder by crediting the account of the Holder’s prime broker with The Depository Trust Company through its Deposit or Withdrawal at Custodian system (“DWAC”) if the Company is then a participant in such system and either (A) there is an effective registration statement permitting the issuance of the Reserved Shares to or resale of the Reserved Shares by the Holder or (B) the Reserved Shares are eligible for resale by the Holder without volume or manner-of-sale limitations pursuant to Rule 144, and otherwise by physical delivery to the address specified by the Holder in the Notice of Issuance by the date that is three (3) Trading Days after the delivery to the Company of the Notice of Issuance (such date, the “Share Delivery Date”). The Reserved Shares shall be deemed to have been issued, and Holder or any other person so designated to be named therein shall be deemed to have become a holder of record of such Reserved Shares for all purposes, as of the date the Right has been exercised.

Section 2.4        Charges, Taxes and Expenses. Issuance of certificates for Reserved Shares shall be made without charge to the Holder for any issue or transfer tax or other incidental expense in respect of the issuance of such certificate, all of which taxes and expenses shall be paid by the Company, and such certificates shall be issued in the name of the Holder. The Company shall pay all Transfer Agent fees required for same-day processing of any Notice of Issuance.

Section 2.5        Authorized Shares. The Company covenants that, during the period the Right is outstanding, it will reserve from its authorized and unissued Common Stock a sufficient number of shares to provide for the issuance of the Reserved Shares upon the exercise of the Right. The Company further covenants that its entry into this Agreement shall constitute full authority to its officers who are charged with the duty of authorizing the issuance of the stock certificates to execute and issue the necessary certificates for the Reserved Shares upon the due exercise of the Right. The Company will take all such reasonable action as may be necessary to assure that such Reserved Shares may be issued as provided herein without violation of any applicable law or regulation, or of any requirements of the Trading Market upon which the Common Stock may be listed. The Company covenants that all Reserved Shares which may be issued upon the exercise of the Right represented by this Agreement will, upon exercise of the Right, be duly authorized, validly issued, fully paid and nonassessable and free from all taxes, liens and charges created by the Company in respect of the issue thereof (other than taxes in respect of any transfer occurring contemporaneously with such issue).

Section 2.6        Impairment. Except and to the extent as waived or consented to by the Holder, the Company shall not by any action, including, without limitation, amending its certificate of incorporation or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of this Agreement, but will at all times in good faith assist in the carrying out of all such terms and in the taking of all such actions as may be necessary or appropriate to protect the rights of the Holder as set forth in this Agreement against impairment. Without limiting the generality of the foregoing, the Company will (i) not increase the par value of any Reserved Shares above the par value in effect on the date of this Agreement, (ii) take all such action as may be necessary or appropriate in order that the Company may validly and legally issue fully paid and nonassessable Reserved Shares upon the exercise of the Right and (iii) use commercially reasonable efforts to obtain all such authorizations, exemptions or consents from any public regulatory body having jurisdiction thereof as may be necessary to enable the Company to perform its obligations under this Agreement.

Section 2.7        Authorizations. Before taking any action which would result in an adjustment in the number of Reserved Shares for which the Right provides, the Company shall obtain all such authorizations or exemptions thereof, or consents thereto, as may be necessary from any public regulatory body or bodies having jurisdiction thereof.

Section 2.8        Holder’s Limitations. The Holder shall not have the right to exercise any portion of the Right, to the extent that after giving effect to such issuance after exercise as set forth on the applicable Notice of Issuance, the Holder (together with the Holder’s Affiliates, and any other Persons acting as a group together with the Holder or any of the Holder’s Affiliates), would beneficially own in excess of the Beneficial Ownership Limitation.

Section 2.9        Legal Opinion. The Company will provide an opinion of its counsel if required by the Company’s transfer agent confirming the commencement date of the holding period of the Reserved Shares as determined pursuant to Rule 144 and will provide at its own cost and expense such other opinions of its counsel and representations as may be required or necessary in the future in connection with the issuance and resales of the Reserved Shares.

Section 2.10       Closing of Books. The Company will not close its stockholder books or records in any manner which prevents the timely exercise of the Right, pursuant to the terms hereof.

Section 2.11      Benefit of Contractual Rights. Subject to Section 2.12 of this Agreement, all contractual rights and benefits granted to the investors under the Purchase Agreement and Warrant are hereby granted to the Holder with respect to the Reserved Shares as if the Holder held the Reserved Shares, including but not limited to Article IV of the Purchase Agreement and (without limitation) Sections 4.12, 4.19, 4.21, 4.24, 4.27 and 4.28.

Section 2.12      No Rights as Stockholder Until Exercise. With respect to the Reserved Shares, this Agreement does not entitle the Holder to any voting rights, or other rights as a holder of Common Stock of the Company prior to the exercise of the right to the extent possessing such rights would cause the Holder to exceed the Beneficial Ownership Limitation. It is the purpose of this Agreement that Holder not be deemed the beneficial owner of Common Stock in excess of the Beneficial Ownership Limitation. To the extent not available prior to the exercise of the Right, the Holder shall have all of the rights of a Purchaser of Shares under the Purchase Agreement and the Reserved Shares will be deemed Shares with respect to the amount of Reserved Shares demanded in a Notice of Issuance. Until issuance as Shares, Reserved Shares will not be deemed outstanding as to those matters that require or can be effectuated by or with the consent of Purchasers under the Transaction Documents. For so long as Holder holds Shares acquired for at least $100,000 of Subscription Amount, the Company undertakes not to take or forebear from taking any action that requires the consent or waiver of the Purchasers pursuant to the Transaction Documents unless Holder consents to such action or forebearance.

Section 3.          Dilution Protection and Liquidated Damages.

Section 3.1        Stock Dividends and Splits. If the Company, at any time while the Right exists: (i) pays a stock dividend or otherwise makes a distribution or distributions on shares of its Common Stock or any other equity or equity equivalent securities payable in shares of Common Stock, (ii) subdivides outstanding shares of Common Stock into a larger number of shares, (iii) combines (including by way of reverse stock split) outstanding shares of Common Stock into a smaller number of shares, or (iv) issues by reclassification of shares of the Common Stock any shares of capital stock of the Company, then in each case the number of Reserved Shares issuable upon exercise of the Right shall be proportionately adjusted. Any adjustment made pursuant to this Section 3.1 shall become effective immediately upon the record date for the determination of stockholders entitled to receive such dividend or distribution (provided that if the declaration of such dividend or distribution is rescinded or otherwise cancelled, then such adjustment shall be reversed upon notice to the Holder of the termination of such proposed declaration or distribution as to any unexercised portion of the Right at the time of such rescission or cancellation) and shall become effective immediately after the effective date in the case of a subdivision, combination or re-classification.

Section 3.2         Compensation for Buy-In on Failure to Timely Deliver Certificates. In addition to any other rights available to the Holder, if the Company fails to cause the Transfer Agent to transmit to the Holder a certificate or the certificates representing the Reserved Shares pursuant to an exercise on or before the Share Delivery Date, and if after such date and prior to the delivery of such certificate or certificates the Holder is required to purchase (in an open market transaction or otherwise) or the Holder’s broker otherwise purchases, shares of Common Stock to deliver in satisfaction of a sale by the Holder of the Reserved Shares which the Holder anticipated receiving upon such exercise (a “Buy-In”), then the Company shall (A) pay in cash to the Holder the amount, if any, by which (x) the Holder’s total purchase price (including brokerage commissions, if any) for the shares of Common Stock so purchased exceeds (y) the amount obtained by multiplying (1) the number of Reserved Shares that the Company was required to deliver to the Holder in connection with the exercise at issue times (2) the price at which the sell order giving rise to such purchase obligation was executed, and (B) at the option of the Holder, either reinstate the portion of the Right and equivalent number of Reserved Shares for which such exercise was not honored (in which case such exercise shall be deemed rescinded, and the Holder shall promptly return to the Company the certificates issued to such Holder pursuant to the rescinded Notice of Issuance) or deliver to the Holder the number of shares of Common Stock that would have been issued had the Company timely complied with its exercise and delivery obligations hereunder. For example, if the Holder purchases Common Stock having a total purchase price of $11,000 to cover a Buy-In with respect to an attempted exercise of shares of Common Stock with an aggregate sale price giving rise to such purchase obligation of $10,000, under clause (A) of the immediately preceding sentence the Company shall be required to pay the Holder $1,000. The Holder shall provide the Company written notice indicating the amounts payable to the Holder in respect of the Buy-In and, upon request of the Company, evidence of the amount of such loss. Nothing herein shall limit a Holder’s right to pursue any other remedies available to it hereunder, at law or in equity including, without limitation, a decree of specific performance and/or injunctive relief with respect to the Company’s failure to timely deliver certificates representing shares of Common Stock upon exercise of the Right as required pursuant to the terms hereof.

Section 3.3        Subsequent Rights Offerings. If Section 3.1 above does not apply, if at any time the Company grants, issues or sells any Common Stock Equivalents or rights to purchase stock, warrants, securities or other property pro rata to the record holders of any class of shares of Common Stock (the “Purchase Rights”), then the Holder will be entitled to acquire, upon the terms applicable to such Purchase Rights, the aggregate Purchase Rights which the Holder could have acquired if the Holder had held the number of shares of Common Stock acquirable upon complete exercise of the Right (without regard to any limitations on exercise hereof, including without limitation, the Beneficial Ownership Limitation) immediately before the date on which a record is taken for the grant, issuance or sale of such Purchase Rights, or, if no such record is taken, the date as of which the record holders of shares of Common Stock are to be determined for the grant, issue or sale of such Purchase Rights (provided, however, to the extent that the Holder’s right to participate in any such Purchase Right would result in the Holder exceeding the Beneficial Ownership Limitation, then the Holder shall not be entitled to participate in such Purchase Right to such extent (or beneficial ownership of such shares of Common Stock as a result of such Purchase Right to such extent) and such Purchase Right to such extent shall be held in abeyance for the Holder until such time, if ever, as its right thereto would not result in the Holder exceeding the Beneficial Ownership Limitation).

Section 3.4        Fundamental Transaction. If, at any time while the Right remains outstanding, (i) the Company, directly or indirectly, in one or more related transactions engages in a Fundamental Transaction as defined in the Warrants, then, with respect to such Fundamental Transaction, the Holder will be deemed to be the record owner of the Reserved Shares entitled to all the benefits and rights of a holder of Common Stock and Warrants to the same extent as a holder of Warrants has such rights with respect to Warrants and Warrant Shares issuable upon exercise of Warrants.

Section 3.5        Notice to Allow Exercise of Right. If (A) the Company shall declare a dividend (or any other distribution in whatever form) on the Common Stock, (B) the Company shall declare a special nonrecurring cash dividend on or a redemption of Common Stock, (C) the Company shall authorize the granting to all holders of Common Stock rights or Warrants to subscribe for or purchase any shares of capital stock of any class or of any rights, (D) the approval of any stockholders of the Company shall be required in connection with any reclassification of the Common Stock, any consolidation or merger to which the Company is a party, any sale or transfer of all or substantially all of the assets of the Company, or any compulsory share exchange whereby the Common Stock is converted into other securities, cash or property, or (E) the Company shall authorize the voluntary or involuntary dissolution, liquidation or winding up of the affairs of the Company, then, in each case, the Company shall cause to be mailed to the Holder at least 10 calendar days prior to the applicable record or effective date hereinafter specified, a notice stating (x) the date on which a record is to be taken for the purpose of such dividend, distribution, redemption, rights or warrants, or if a record is not to be taken, the date as of which the holders of the Common Stock of record to be entitled to such dividend, distributions, redemption, rights or warrants are to be determined or (y) the date on which such reclassification, consolidation, merger, sale, transfer or share exchange is expected to become effective or close, and the date as of which it is expected that holders of the Common Stock of record shall be entitled to exchange their shares of the Common Stock for securities, cash or other property deliverable upon such reclassification, consolidation, merger, sale, transfer or share exchange; provided that the failure to mail such notice or any defect therein or in the mailing thereof shall not affect the validity of the corporate action required to be specified in such notice. To the extent that any notice provided hereunder constitutes, or contains, material, non-public information regarding the Company or any of the Subsidiaries, the Company shall simultaneously file such notice with the Commission pursuant to a Current Report on Form 8-K. The Holder shall remain entitled to exercise the Right during the period commencing on the date of such notice to the effective date of the event triggering such notice except as may otherwise be expressly set forth herein.

Section 3.6        Default. The default by the Company of any material obligation hereunder, and any obligation relating to the timely delivery of Reserved Shares in the manner and form required hereunder shall allow the Holder to rescind the Purchase Agreement with respect to any Reserved Shares affected by such default and receive the return of the entire Subscription Amount paid for such Reserved Shares.

Section 4.          Miscellaneous.

Section 4.1        Transferability. Subject to compliance with any applicable securities laws and to the provisions of the Purchase Agreement, the Right and all rights hereunder (including, without limitation, any registration rights) are transferable, in whole or in part, upon written assignment substantially in the form attached hereto duly executed by the Holder or its agent or attorney and funds sufficient to pay any transfer taxes payable upon the making of such transfer of this Agreement delivered to the principal office of the Company or its designated agent. Upon such assignment and, if required, such payment, the Company shall enter into a new agreement with the assignee or assignees, as applicable, and this Agreement shall promptly be cancelled. The Right, if properly assigned in accordance herewith, may be exercised by a new holder for the issue of Reserved Shares without having a new agreement executed.

Section 4.2        Nonwaiver and Expenses. No course of dealing or any delay or failure to exercise any right hereunder on the part of Holder shall operate as a waiver of such right or otherwise prejudice the Holder’s rights, powers or remedies.

Section 4.3         Transaction Document. As between the Company and Holder, this Agreement shall be included in the definition of Transaction Document.

Section 4.4         Incorporation. Sections 5.4, 5.6, 5.7, 5.8, 5.9, 5.11, 5.12, 5.13, 5.14, 5.15, 5.18, 5.19, 5.20, 5.22, and 5.23 of the Purchase Agreement are incorporated herein by this reference, mutatis mutandem.

Section 4.5         Escrow Agent. The Escrow Agent is instructed to deem this Agreement as a substitute for the Reserved Shares otherwise deliverable to Holder pursuant to the Purchase Agreement.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the parties hereto have caused this Right to Shares Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

HOLDER

By:
Its:

COMPANY

MV PORTFOLIOS, INC.

By:
Its:

EXHIBIT A

NOTICE OF ISSUANCE

To:       MV PORTFOLIOS, INC.

(1)    The undersigned hereby elects in accordance with the terms and conditions of the Right to Shares Agreement, dated as of November__, 2016 (the “Right to Shares Agreement”), to exercise its Right to the issuance of ________ Reserved Shares of the Common Stock of MV Portfolios, Inc. (the “Company”) pursuant to the terms of the Right to Shares Agreement.

(2)    Please issue a certificate or certificates representing said Reserved Shares in the name of the undersigned registered holder or in such other name as is specified below:

_______________________________

(3)    The Reserved Shares shall be delivered by physical delivery of a certificate to:

_______________________________

_______________________________

_______________________________

(4)    The Reserved Shares shall be delivered to the following DWAC Account Number or by physical delivery of a certificate to:

_______________________________

_______________________________

_______________________________

(5)    Accredited Investor. The undersigned is an “accredited investor” as defined in Regulation D promulgated under the Securities Act of 1933, as amended.

[SIGNATURE OF HOLDER]

Name of Registered Holder:

Signature of Authorized Signatory of Registered Holder:

Name of Authorized Signatory:

Title of Authorized Signatory:

Date:

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